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                                                                   EXHIBIT 24.2

                            Certified Resolution of
                          Coca-Cola Enterprises' Board
                                 of Directors.


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                                   CERTIFICATE

     I, LOWRY F. KLINE, Executive Vice President and General Counsel of COCA-COLA ENTERPRISES INC. (the "Corporation"), hereby certify that attached is a true and correct copy of a resolution adopted by the Board of Directors of the Corporation on the 21st day of July, 1998.

     Dated this 18th day of August, 1998.

                                             /s/ Lowry F. Kline
                                             ----------------------------------
                                             Lowry F. Kline, Executive Vice
                                             President and General Counsel


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RESOLVED, that pursuant to the authority granted to the Board of Directors by
Article FOURTH, Paragraph B of the Restated Certificate of Incorporation of the Corporation (the "Certificate"), there is hereby created, a series of preferred stock to be designated as "Convertible Preferred Stock - Great Plains Series", and the Corporation be, and it hereby is, authorized to issue 450,000 shares of such series; and

FURTHER RESOLVED, that the Certificate of Designations in the form attached hereto be, and the same hereby is, approved by the Board of Directors, and that the designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restriction of such Preferred Stock as set forth in the Certificate of Designations attached hereto be, and the same hereby is, authorized for issuance, sale, and exchange in the manner set forth therein; and

FURTHER RESOLVED, that the Board of Directors approves the filing of the Certificate of Designations with the Secretary of State of Delaware; and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to execute, in the name and on behalf of the Corporation and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate of any other document including without limitation any document or agreement described in the foregoing resolution, or any amendment or supplement thereto, and to take any other action that such officer may deem necessary, convenient or appropriate in order to carry out the intent and purpose of the preceding resolutions and to effect the transactions contemplated thereby; and

FURTHER RESOLVED, that the Company be, and it hereby is, authorized to issue shares of Convertible Preferred Stock - Great Plains Series to the former shareholders of Great Plains Bottlers & Canners, Inc., the number of such shares to be determined under the terms of the acquisition or merger agreement approved by this Board of Directors, and that such shares, when issued, and any shares of the Company's Common Stock of the par value of $1.00 per share, when issued upon conversion of the Convertible Preferred Stock - Great Plains Series (such preferred stock and common stock being referred to collectively as the "Securities"), shall be fully paid and nonassessable shares of the Company; and

FURTHER RESOLVED, that the Company be, and it hereby is, authorized to file with the Securities and Exchange Commission a registration statement, including any exhibits thereto and any amendments and supplements thereto, on any appropriate form authorized by the Securities and Exchange Commission under the Securities Act of 1933, as amended, providing for registration of shares of the Securities which may be sold in a secondary offering by shareholders of Great Plains Bottlers & Canners, Inc. who received such Securities in connection with the acquisition by the Company of Great Plains Bottlers & Canners, Inc.; and

FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a power of attorney appointing the directors and officers of the Company, or any of them, to act as attorney in fact for the Company for the purpose of executing and filing with the Securities and Exchange
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Commission any such registration statement, or any amendment or supplement, thereto, or any document deemed appropriate by any such officer in connection therewith; and

FURTHER RESOLVED, that Lowry F. Kline be, and he hereby is, designated and appointed as the agent for service of the Company in all matters related to such registration statement; and

FURTHER RESOLVED, that the Company may execute and deliver to the New York Stock Exchange, Inc. or any other appropriate exchange, any application, including any amendment or supplement thereto, for the listing of the Securities, and may appoint a listing agent or listing agents to represent the Company for such purpose and to execute, in the name and on behalf of the Company, any other agreement or instrument that may be necessary or appropriate to accomplish such listing; and

FURTHER RESOLVED, that the Company be, and it hereby is, authorized to effect or maintain the registration or qualification (or exemption therefrom) of all or any part of the Securities for offer or sale under the securities laws of any of the states or jurisdiction of the United States of America or under the applicable laws or regulations of any country or political subdivision thereof; and

FURTHER RESOLVED, that any officer of the Company, or such other person or persons as the chief executive officer or his designee may appoint, be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such person may deem appropriate to carry out the intent and purpose of the preceding resolutions and to effect the transactions contemplated thereby.